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                                                                    Exhibit 12.2
Ratio of EBITDA (as defined) to Interest Expense:
-------------------------------------------------

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                                                                                                  Thirteen
                                                                                                 Weeks Ended       Unaudited
                                                                              Unaudited  ------------------------  Pro Forma
                                                                              Pro Forma  December 26,  January 1,  January 1,
                              1994      1995      1996      1997      1998      1998         1997         1999        1999
                            -------   -------   -------   -------   -------   -------    ------------  ----------  ----------
EBITDA (as defined)         $ 9,875   $13,168   $17,213   $24,522   $43,547    43,647      9,651        11,078      11,098

Interest expense              4,823     5,193     4,510     3,463     3,175    25,419      1,046         2,276       5,980
                            -------   -------   -------   -------   -------   -------     ------        ------      ------

Ratio                           2.1       2.5       3.8       7.1      13.7       1.7        9.2           4.9         1.9

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